EXHIBIT 4.3

MOLSON COORS INTERNATIONAL LP, as Issuer
and
THE GUARANTORS NAMED HEREIN, as Guarantors
and
COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

FOURTH SUPPLEMENTAL INDENTURE
Dated as of August 19, 2016
to the
INDENTURE dated as of September 18, 2015

DOCS 15833395

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of August 19, 2016 (this “Fourth Supplemental Indenture”), to the Indenture dated as of September 18, 2015 (the “Original Indenture”), as supplemented by the First Supplemental Indenture and Second Supplemental Indenture thereto, each dated as of September 18, 2015, and by the Third Supplemental Indenture thereto dated as of May 13, 2016 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Fourth Supplemental Indenture, the “Indenture”), is entered into among MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership (the “Issuer”), MOLSON COORS BREWING COMPANY, a Delaware corporation (the “Parent Guarantor”), COORS BREWING COMPANY, a Colorado corporation, MOLSON CANADA 2005, an Ontario partnership, CBC HOLDCO LLC, a Colorado limited liability company, COORS INTERNATIONAL HOLDCO 2, ULC, a Nova Scotia unlimited liability company, MOLSON COORS CALLCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS INTERNATIONAL GENERAL, ULC, a Nova Scotia unlimited liability company, MC HOLDING COMPANY LLC, a Colorado limited liability company, CBC HOLDCO 2 LLC, a Colorado limited liability company, NEWCO3, INC., a Colorado corporation, and MOLSON COORS HOLDCO INC., a Delaware Corporation (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly existing under the laws of Canada (the “Trustee”).
WHEREAS, Section 10.06 of the Original Indenture provides the Trustee shall execute and deliver an appropriate instrument, including a supplemental indenture, evidencing a release of a guarantee pursuant to the terms thereunder;
WHEREAS, Section 10.06 of the Original Indenture provides that a Subsidiary Guarantor shall automatically be deemed released from all obligations under Article X of the Original Indenture, if at any time when no Event of Default has occurred and is continuing, such Subsidiary Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor) Debt of the Parent or the Issuer under (A) the Parent’s or the Issuer’s then existing primary revolving credit facility; (B) the Existing Notes; and (C) the Additional Debt;
WHEREAS, Coors International Holdco, ULC (the “Released Guarantor”) has been released as a guarantor under a Subsidiary Guaranty, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty Agreement”) in connection with the Parent’s revolving credit facility, and has been deemed automatically released from all obligations under Article X of the Original Indenture, together with the concurrent automatic release under the supplemental indentures thereto;
WHEREAS, Section 9.01(5) of the Original Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to add guarantees with respect to the Securities, including any Subsidiary Guaranties;
WHEREAS, the Issuer desires to add Coors International Holdco 2, ULC, a Nova Scotia unlimited liability company (the “New Guarantor”), as a Subsidiary Guarantor under the Indenture;
WHEREAS, the foregoing are recitals and statements of fact made by the parties hereto other than the Trustee;

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:
That the parties hereto hereby agree as follows:
Section 1.     Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Section 2.    Release of Certain Guarantors. The Trustee hereby acknowledges that the Guarantee of the Released Guarantor has been automatically released on the date hereof and that the Released Guarantor has no further obligations under the Indenture, the Securities or its Subsidiary Guaranty and is no longer a Guarantor.
Section 3.     Addition of a Guarantor. The New Guarantor hereby agrees to guarantee payment of the Securities as a Subsidiary Guarantor, on the same terms and conditions as those set forth in Article X of the Original Indenture.
Section 4.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter certified and delivered pursuant hereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Fourth Supplemental Indenture, in which case the terms of this Fourth Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Fourth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Indenture were contained in one instrument.
Section 5.    Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 6.    Governing Law. This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 7.    Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.
MOLSON COORS INTERNATIONAL LP

By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
GUARANTORS:
MOLSON COORS BREWING COMPANY

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President Treasurer
COORS BREWING COMPANY

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President Treasurer
MOLSON CANADA 2005

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
CBC HOLDCO LLC

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

COORS INTERNATIONAL HOLDCO 2, ULC

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MOLSON COORS CALLCO ULC

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MC HOLDING COMPANY LLC

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
CBC HOLDCO 2 LLC

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
NEWCO3, INC.

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

MOLSON COORS HOLDCO INC.

By:	______/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	______/s/ Lisa M. Kudo
Name: Lisa M. Kudo
Title: Corporate Trust Officer

By:	______/s/ Danny Snider
Name: Danny Snider
Title: Corporate Trust Officer